Exhibit 10.1

Second Amendment to Employment Agreement

This Second Amendment to Employment Agreement (this “Second Amendment”) is entered into as of this February 8, 2021 and is effective as of January 1, 2021, by and between Avraham Gabay, an individual residing in Jerusalem, Israel (the “Executive”), and ORAMED Ltd., a company incorporated under the laws of the State of Israel, with an address at Mamilla 20, Jerusalem, Israel 9414904 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of May 16, 2019 as amended on December 19, 2019 (the “Original Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Original Agreement to increase the Executive’s salary.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. In Section 2.1(a) - Salary of the Original Agreement, the following paragraph is hereby added:

As of January 1, 2020, the Executive shall be entitled to a gross monthly salary of NIS 44,275 (the “Salary”).

2. In Section 2.2 – Company Vehicle of the Original Agreement, the following paragraph is hereby added:

Should the Executive choose not to use a car as described in this section 2.2, he will be entitled to a gross monthly amount of NIS 4,800 (instead of statutory travel expenses from home to the office and back).

3. Except for the changes and/or additions stated herein, all the other terms of the Original Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Second Amendment and the provisions of the Original Agreement, the provisions of this Second Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Original Agreement shall be deemed to be the Original Agreement as amended by this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of February 8, 2021.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Avraham Gabay
Avraham Gabay